Exhibit 99.2
March __, 2007

Dear _________________,
Re: Letter of Appointment
It is with great pleasure that we take this opportunity to confirm your appointment as a member of the Board of Directors (the “Board”) of Valentec Systems, Inc. (the “Company”). This letter sets forth and confirms our understanding and the terms under which you have agreed to join the Board.
1. Appointment
The Company hereby appoints you, and you agree to be appointed, as a member of the Company’s Board of Directors.
2. Responsibility
As a member of the Board, you will dedicate and hold yourself available on an ad-hoc basis and devote adequate portion of your time and your best efforts, knowledge, skills, background, education, professional standing and stature in furthering the Company’s objectives, according to the requirements as will be defined by the Company’s Board, including, inter alia;
     2.1. Participating in Board meetings to be coordinated with you which shall include quarterly Board meetings that shall take place in the U.S., in Israel or elsewhere, and extraordinary meetings as may be required from time to time, including but not limited to Board meeting required in connection with the Company’s anticipated merger transaction.
     2.2. Advising in overall Company business strategy;
     2.3. Helping to develop key contacts and possibly assisting in the recruitment of key personnel for the benefit of the Company;
     2.4. Assisting in the development of the Company’s overall growth, market familiarity and stature within the industry;
     2.5. Assisting the Company’s management from time to time with negotiations and participating in meetings with potential business partners, related to commercial agreement and other agreements with the Company; and
     2.6. Other duties as may be reasonably required from time to time.
3. Confidentiality
As the Director of the Company’s Board you will be exposed to the Company’s confidential information. Please sign the undertaking attached hereto as Appendix A, to indicate your agreement thereto.
4. Compensation
In consideration of and subject to the performance of your services according to this letter you shall be entitled for the following compensation:

Valentec Systems, Inc — Engagement Letter
March 2007
     4.1. Compensation in the amount of US$500 for each Board meeting you shall attend.
     4.2. All reasonable expenses that you shall incur in connection with your duties as a member of the Board, including but not limited to Board meetings travel expenses, will be reimbursed by the Company. Reimbursement of expenses which shall exceed US$1,000 shall be subject to a prior approval by the Company’s CEO.
     4.3. Subject to approval of the Board, the Company shall grant you an option to purchase Common Stock of the Company (the “Stock Options”), as follows:
     An annual option to purchase up to 10,000 shares of Common Stock to be granted to you pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”). The Stock Options shall vest at a rate of 25% per year over 4 years, provided that you continue to be an active member of the Board upon each such vesting dates. Other terms and conditions of the aforesaid options, including the exercise price of the options shall be according to the Plan, as may be amended from time to time by the Board and the option agreement to be entered between you and the Company.
     4.4. The foregoing sets forth the entire remuneration to be received by you in connection with your provision of services hereunder.
     4.5. You shall be responsible for payment of any taxes resulting from the above compensation, except for VAT.
5. Your Status as a Director
Nothing herein or in any document attached hereto shall be construed as creating an employee-employer relationship or agency relationship. By virtue of your position on the Company’s Board, you shall not represent yourself to be the agent, employee or partner of the Company and may not obligate the Company or otherwise cause the Company to be liable under any contract or otherwise unless otherwise approved by the Board. You will have fiduciary responsibilities and duties of loyalty to the Company, as prescribed by law. You will be entitled to publish any information or material regarding your position as a member of the Board only with the prior written consent of the Board.
The Company hereby acknowledges that you may engage in an active executive position in another company, provided however, that (i) such company or entity is not a competitor in any way of the Company; and/or (ii) such other engagement shall not cause any conflict of interest on your behalf with your engagement as the Director of the Board.
6. Termination
Either you or the Company may each terminate this appointment upon thirty (30) days’ prior written notice, other than termination by the Company for cause or as determined by court, which shall have immediate effect.
7. Governing Law
This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

Valentec Systems, Inc — Engagement Letter
March 2007
We are excited with the possibility of working together with you. We are confident that having a person of your caliber and record on our team will substantially contribute to the Company’s success and prosperity. We hope that you will find this offer acceptable and that you will join our Board as early as possible.

Sincerely,

Robert Zummo, CEO and President
Valentec Systems, Inc.

AGREED AND ACCEPTED:

Signature:

Date:

Valentec Systems, Inc — Engagement Letter
March 2007
APPENDIX A
To: Valentec Systems, Inc.
Re: Confidentiality Undertaking
The undersigned, ________________, (the “Director”), and Valentec Systems, Inc. (the “Company”) have both signed an appointment letter of even date herewith (the “Appointment Letter”), whereby the Director undertook to serve as an active member of the Company’s Board of Directors (the "Services” and “Board” respectively). The Director acknowledges that during the performance of the Services certain Proprietary Information (as defined below) shall come to his knowledge and therefore undertakes as follows:
1.	The Director shall not make any Unauthorized Disclosure. For purposes of this Undertaking, “Unauthorized Disclosure” shall mean disclosure by the Director, without the consent of the Company to any person or entity, of any Proprietary Information (as defined below), obtained by the Director while serving as the Director of the Board or otherwise in connection with the Company, including, but not limited to, the processes and technologies utilized and to be utilized in the business of the Company or any of its subsidiaries, affiliates or parent companies at present or in the future (collectively the “Group”) with respect to the methods and results of the Group’s research, technical or financial information or any other information or data relating to the business of the Group or any information with respect to any of the Group’s customers.
2.	The Director further acknowledges and agrees that he may have access to confidential and proprietary information concerning activities of the Group and technology, product research and development, patents, copyrights, customers (including customer lists), marketing plans, strategies, forecasts, trade secrets, test results, formulae, processes, data, know-how, improvements, inventions, techniques and products (actual or planned). Such information, whether documentary, written, oral or computer generated, shall be deemed to be and referred to as “Proprietary Information” except for excluding information that has become a part of the public knowledge not as a result of a breach of this Undertaking. Any Proprietary Information received by the Director shall be utilized by the Director solely in connection with the provision of Services to the Company pursuant to the Appointment Letter.
3.	The Director agrees that all memoranda, books, notes, records, charts, formula, specifications, lists and other documents made, compiled, received, held or used by the Director while serving as the Director of the Board, concerning any phase of the Group’s business or its trade secrets, shall be the Company’s sole property and shall be delivered by the Director to the Company upon the terminating of the Director’s appointment as the Director of the Board or at any earlier or other time at the request of the Company.
4.	All rights, titles, and interests, including copyright interests and any other intellectual property, in any outcome of the Services, shall be the property of the Company. To the extent that any such works may not be considered “works made

Valentec Systems, Inc — Engagement Letter
March 2007
for hire” for the Company under applicable law, the Director agrees to assign and, upon their creation, automatically assigns to the Company the ownership of any outcome of the Services, including copyright interests and any other intellectual property therein, without the necessity of any further consideration.
5.	The Director undertakes that during the term of his office as a member of the Board and for a period of twelve (12) months thereafter, he shall not engage, establish, open or in any manner whatsoever become involved, directly or indirectly, either as an employee, owner, partner, agent, shareholder, director, consultant or otherwise, in any business which is likely to involve or require the use of any of the Company’s Proprietary Information, property (including intellectual property) and goodwill as currently being used by the Group and/or which the Group had already planned to be engaged in or use while he was a member of the Board.
6.	The Director further undertakes that during the term of his engagement as the Director of the Board and for twelve (12) months thereafter, not to induce any employee of the Group to leave his employment therewith.
7.	The Company shall be entitled to disclose the fact that you are a member of its Board.
8.	The Director acknowledges that given his access to confidential and Proprietary Information regarding the Group, the provisions of this Undertaking are reasonable and necessary to protect the Group’s business.
9.	This Undertaking shall be interpreted and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.
10.	The provisions of this Undertaking shall survive the termination of the Director’s office in the Board.

Signature:

Date:

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